UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32469 (Commission File Number)	22-3727603 (I.R.S. Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices)
(212) 874-8282
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: SERVICES AND LICENSE AGREEMENT
EX-10.2: AGREEMENT AND GENERAL RELEASE

Item 1.01 Entry Into a Material Definitive Agreement
     The Princeton Review, Inc. (the “Company”) entered into a Services and License Agreement, dated as of April 27, 2007 (the “Agreement”), with Higher Edge Marketing Services, Inc. (the “Licensee”), a company controlled by Young Shin, formerly a Named Executive Officer and head of the Company’s Admissions Services division (See Item 5.01 below). Pursuant to the terms of the Agreement, the Licensee will provide ongoing collection and management services to the Company in connection with certain of the Company’s marketing agreements with post-secondary institutions.
     The Company will pay the Licensee certain collection and management fees for outstanding amounts collected by Licensee and for other services provided in managing the agreements. The Licensee will pay the Company a variable royalty from 30% to 50% on amounts collected by the Licensee under new marketing agreements entered into by the Licensee after the date of the Agreement. The Licensee’s payments to the Company are subject to increasing annual minimum amounts. In addition, the Licensee will pay the Company a 5% royalty on all amounts received by the Licensee generated from the sale of any other goods or services to any post-secondary educational institution.
     The Company granted the Licensee a nonexclusive, non-transferable sublicense to use the Prospect Manager software for Licensee’s own internal use. The Company also granted the Licensee a nonexclusive, non-transferable, royalty free license to the Company’s trademarks in connection with the Licensee’s marketing efforts.
     The Company agreed to lend money to the Licensee for use as working capital for the business in a maximum amount equal to 50% of certain amounts collected by the Licensee under the Agreement. Outstanding amounts will accrue interest monthly at prime (as quoted by the Company’s lenders) and must be repaid no later than the first anniversary of the Agreement. The Company also agreed to provide the Licensee with a line of credit for initial working capital needs. Funds drawn on the line of credit will accrue interest at an annual rate of 18% and must be repaid no later than 18 months from the date of the Agreement. The aggregate financing obligation of the Company under the Agreement is capped at $300,000.
     The term of the Agreement is seven years, and it provides for renewal at the end of the term under certain circumstances.
     A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     In connection with the execution of the Services and License Agreement described under Item 1.01 above, the Company and Young Shin, entered into an Agreement and General Release, dated as of April 27, 2007, pursuant to which the Mr. Shin resigned from all of his positions with the Company.

     The Company agreed to pay Mr. Shin his earned and accrued bonus for the year ended December 31, 2006 in accordance with the terms and conditions of the Company’s bonus plan. The Company further agreed to extend the exercise period of Mr. Shin’s current options to purchase shares of the Company’s common stock until December 31, 2007.
     A copy of the Agreement and General Release is filed herewith as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     10.1 Services and License Agreement, dated as of April 27, 2007, by and between The Princeton Review, Inc. and Higher Edge Marketing Services, Inc.
     10.2 Agreement and General Release, dated as of April 27, 2007, by and between The Princeton Review, Inc. and Young Shin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2007

THE PRINCETON REVIEW, INC.
By:	/s/ Stephen Melvin
	Name:	Stephen Melvin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Services and License Agreement, dated as of April 27, 2007, by and between The Princeton Review, Inc. and Higher Edge Marketing Services, Inc.

10.2	Agreement and General Release, dated as of April 27, 2007, by and between The Princeton Review, Inc. and Young Shin.